EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Heat Biologics, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-193453) of Heat Biologics, Inc. of our report dated March 31, 2014, relating to the consolidated financial statements, which appear in this Form 10-K/A Amendment No. 1.

/s/ BDO USA, LLP

BDO USA, LLP

Raleigh, North Carolina

October 10, 2014